Exhibit 99.1

COLD SPRING CAPITAL INC.

ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

NEW CANAAN, CONNECTICUT, December 5, 2005 — Cold Spring Capital Inc. (the “Company”) (AMEX:CDS) today announced that it has been notified by Deutsche Bank Securities Inc., the representative of the underwriters for its initial public offering which was consummated on November 16, 2005, that, commencing on December 12, 2005, the holders of the Company’s units may separately trade the common stock and warrants included in such units.  The symbol for the common stock, warrants and units is CDS, CDS.WS and CDS.U, respectively.

Headquartered in New Canaan, Connecticut, Cold Spring Capital Inc. is a “blank check company” recently formed for the purpose of acquiring one or more operating businesses, portfolios of financial assets or real estate assets that are expected to generate financial assets.

Any statements contained in this press release that do not describe historical facts may constitute forward looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995.  Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

Contact:

Cold Spring Capital Inc.
Joseph S. Weingarten
President and Treasurer
(203) 972-0888